Exhibit 10.133

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of July 16th, 2014 by and between Navig8 Crude Tankers Inc, a Marshall Islands corporation (the “Company”), and Roger Schmitz (“Indemnitee”).

RECITALS

WHEREAS, directors, officers and other Persons in service to corporations or business enterprises are routinely subjected to expensive and time-consuming litigation in connection with such service;

WHEREAS, highly competent Persons are reluctant to serve as directors, officers or in other capacities with the Company unless they are provided adequate protection through insurance and adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the difficulty in attracting and retaining such Persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such Persons that there shall be increased certainty of such protection in the future and that the Company will attempt to maintain on an ongoing basis, at its sole cost and expense, liability insurance to protect such persons;

WHEREAS, (i) Indemnitee may not be willing to serve or continue to serve as a director or officer without adequate indemnity protection for the Indemnified Parties, (ii) the Company desires Indemnitee to serve in such capacity, and (iii) Indemnitee is willing to serve or continue to serve the Company on the condition that the Indemnified Parties be so indemnified;

WHEREAS, it is reasonable, prudent and necessary for the Company to continue to obligate itself contractually to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, in light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally to maximize the protections to be provided to the Indemnified Parties hereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnified Parties do hereby covenant and agree as follows:

Section 1.                                         Definitions

(a)                                 As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person controlling, controlled by or under common control with such specified Person.

“Claim” shall mean any threatened, asserted, pending or completed demand, action, claim, suit, arbitration, counterclaim, cross claim, mediation, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, inquiry, administrative hearing or any other actual, threatened, pending or completed judicial, administrative or arbitration proceeding (including without limitation any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation) in any U.S. or foreign jurisdiction, including the Marshall Islands and Norway, whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom.

“Company” shall include, in addition to Navig8 Crude Tankers Inc. and its Subsidiaries (as defined below), any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Navig8 Crude Tankers Inc. (or any of its Subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

“Corporate Status” describes the status of a Person who is or was a director, officer, employee, agent or fiduciary of (i) the Company or (ii) any other Enterprise.

“Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (including any subsidiary of the Company) of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean and include all direct and indirect costs, expenses, fees and charges of any type or nature whatsoever, including, without limitation, attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on the Indemnified Parties as a result of the actual or deemed receipt of any payments under this Agreement, ERISA or excise taxes and penalties and similar non-U.S. laws and regulations, and all other disbursements, obligations or expenses of the types customarily incurred in connection with or as a result of prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in a Proceeding, including reasonable compensation for the time spent by Indemnitee in connection with any Proceeding for which he or she is not otherwise compensated by the Company or any third party, which compensation shall be commensurate with the remuneration (not including any stock grants, options or awards) received by the Indemnitee in its capacity as officer or director of the Company or other Corporate Status, but shall not include any claim for lost wages, loss of profits or income or any claim for loss of opportunity. In arriving at such compensation the following formula, among any other relevant factors, shall be taken into account: product of (x) (i) the monthly compensation paid by the Company to the Indemnitee in his or her role as an officer or director of the Company divided by (ii) the amount of time spent monthly by the Indemnitee in the ordinary course in his or her capacity as a director or officer of the Company, and (y) the number of hours spent by such Indemnitee in connection with a Proceeding. Expenses also shall include without limitation (i) expenses incurred in connection with any appeal resulting from, incurred by the Indemnified Parties in connection with, arising out of or in respect of or relating to any Proceeding, including without limitation the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, (ii) expenses incurred by the Indemnified Parties in connection with the interpretation, enforcement or defense of the Indemnified Parties’ rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnified Parties as a result of the actual or deemed receipt of any payments under this Agreement, (iv) expenses incurred in connection with recovery under any insurance policy described in Section 10(c) maintained by the Company, regardless of whether the Indemnified Party ultimately is determined to be entitled to such insurance recovery and (v) any interest, assessments or other charges in respect of the foregoing. “Expenses” shall not include “Liabilities.”

“Indemnified Party” or “Indemnified Parties” shall include any or all of the Indemnitee, any Affiliate of the Indemnitee, any Person who appointed such Indemnitee to the Board, any Person who controls or materially influences the affairs of such Person who appointed the Indemnitee to the Board, each of their respective officers, directors, or employees, and each of their respective successors and permitted assigns.

“Indemnity Obligations”  shall mean all obligations of the Company to the Indemnified Parties under this Agreement and the Charter Documents, any applicable law or regulation or other agreement or arrangement, including the Company’s obligations to provide indemnification to the Indemnified Parties and advance Expenses to the Indemnified Parties under this Agreement.

“Liabilities”  shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts paid or payable in connection with, arising out of, in respect of or relating to any Proceeding, including without limitation amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person”  shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding”  shall mean any Claim (i) in which an Indemnified Party was, is, will or might be, or is threatened to be, involved as a party, potential-party, non-party witness or otherwise by reason of (A) the fact that an Indemnified Party is or was a director or officer of the Company and/or any other Enterprise, (B) any actual, alleged or suspected action taken (or failure to take action) by an Indemnified Party or of any action (or failure to take action) on the part of an Indemnified Party while acting pursuant to his or her Corporate Status, or (C) the fact that an Indemnified Party is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement can be provided under this Agreement, or (ii) in which an Indemnified Party was, is or will be, or is threatened to be, involved as a party, potential-party, non-party witness or otherwise that relates to, results from or arises out of, directly or indirectly, in whole or in part, any Claim in respect of any action or inaction of the Company or any of its Affiliates or any of their respective officers, directors, employees, predecessors and assignees (each, a “Company Person”), including without limitation any Claim that alleges that an Indemnified Party is liable in whole or in part in respect of any action or inaction by any Company Person under any theories of secondary liability, including without limitation as an alleged aider or abettor, co-conspirator, controlling person or principal, or under any other theories. If an Indemnified Party believes in good faith and based on reasonable information that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph.

(b)                                 For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” and similar reference shall include any service as a director, officer, employee, fiduciary or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 2.                                          Services to the Company.  Indemnitee agrees to serve, or continue to serve as a director or officer of the Company and/or, as applicable, its subsidiaries and any other Enterprise for so long as the Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation. Indemnitee may at any time and for any reason resign from such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, employee and/or agent of the Company or any of its subsidiaries or other Enterprises.

Section 3.                                          Indemnity in Third-Party Proceedings.  The Company shall indemnify and hold harmless an Indemnified Party, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred (and, in the case of retainers, reasonably expected to be incurred) by an Indemnified Party or on an Indemnified Party’s behalf in connection with any Proceeding (except for any Proceeding for which the Indemnified Party is indemnified in accordance with and subject to Section 4 hereof), or any claim, action, discovery event, issue or matter therein or related thereto.

Section 4.                                           Indemnity in Proceedings By or In the Right of the Company.  The Company shall indemnify and hold harmless an Indemnified Party, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by an Indemnified Party or on an Indemnified Party’s behalf in connection with any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, action, discovery event, issue or matter therein or related thereto. Notwithstanding anything to the contrary herein, no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which an Indemnified Party shall have been finally adjudged by a court in a final non-appealable decision to be liable to the Company, unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnification.

Section 5.                                          Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, but subject to Section 8 hereof, and without limiting the rights of the Indemnified Parties under any other provision hereof, including any rights to indemnification pursuant to Sections 3 or 4 hereof, to the fullest extent permitted by applicable law, to the extent that an Indemnified Party is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify the Indemnified Party against all Expenses actually and reasonably incurred by the Indemnified Party or on the Indemnified Party’s behalf in connection with or related to each successfully resolved Proceeding, Claim, issue or matter. For the avoidance of doubt, if an Indemnified Party is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Company shall indemnify the Indemnified Party against all Expenses and Liabilities incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the resolution or disposition of any Proceeding or claim, issue or matter in any manner other than by adverse judgment (including by means of settlement with or without payment of money or other consideration) or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.                                          Indemnification for Expenses as a Witness.  To the fullest extent permitted by applicable law and to the extent that an Indemnified Party is, by reason of his or her Corporate Status, a witness or otherwise asked to participate in any aspect of a Proceeding to which such Indemnified Party is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 7.                                         Additional Indemnification.   Notwithstanding any limitations in Sections 3, 4 or 5 hereof, the Company shall indemnify the Indemnified Parties to the fullest extent permitted by applicable law if an Indemnified Party is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses and Liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Liabilities actually and reasonably incurred by or on behalf of an Indemnified Party in connection with the Proceeding.

Section 8.                                         Exclusions.  Notwithstanding any other provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify or hold harmless an Indemnified Party:

(a)                                for which payment has actually been made in full to or on behalf of such Indemnified Party under any insurance policy obtained by the Company except with respect to any excess beyond the amount paid under such insurance policy;

(b)                                 for an accounting of profits made by the Indemnified Party from the purchase and sale (or sale and purchase) by such Indemnified Party of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c)                                  except for compulsory counterclaims, for any Liabilities in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnified Party, including any Proceeding (or any part of any Proceeding) initiated by such Indemnified Party against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or the Company participated in such Proceeding, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) such Proceeding is being brought by such Indemnified Party to assert, interpret or enforce his or her rights under this Agreement, it being understood that for purposes of this Agreement, bona fide counterclaims, impleadings or other responses or defensive actions by such Indemnified Party shall not be deemed to be Proceedings initiated by such Indemnified Party or (iv) such Proceeding is brought by the Indemnitee to exercise his or her right to bring such Proceedings under applicable law or in the exercise of his or her fiduciary duty; or

(d)                                if a final non-appealable decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

Section 9.                                          Advancement.  Notwithstanding any provision of this Agreement to the contrary, the Company shall advance in full, to the fullest extent permitted by law, the

Expenses and Liabilities reasonably incurred by an Indemnified Party in connection with any Proceeding, and such advancement shall be made within 30 days after the receipt by the Company of a statement or statements from such Indemnified Party requesting such advances from time to time together with supporting documents reasonably requested by the Company to substantiate such amounts, whether prior to or after final disposition of any Proceeding; provided, however, that, in the event that a detailed counsel invoice or other documentation that could contain information as to which a privilege may be claimed by the Indemnified Party, only a general counsel invoice and supporting documentation that is reasonably requested by the Company and which does not contain such privileged information need to be provided and, if so provided, shall be at the Company’s sole cost and expense. Advances shall be unsecured and interest free. All advances shall be paid without regard to such Indemnified Party’s ability to repay the Expenses and without regard to such Indemnified Party’s ultimate entitlement to indemnification under the other provisions of this Agreement or otherwise. Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements or any other documents requested by the Company to support the advances claimed. The Indemnified Parties shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that each Indemnified Party undertakes to repay the amounts advanced to him or her, to the extent that it is ultimately finally determined that such Indemnified Party is not entitled to be indemnified by the Company, and no other form of undertaking shall be required from an Indemnified Party other than the execution of this Agreement. This Section 9 shall not apply to any claim made by an Indemnified Party for which indemnity is excluded pursuant to Section 8 hereof.

Section 10.                                  Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                The rights of indemnification and to receive advancement as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which any Indemnified Party may at any time be entitled under applicable law, the Articles of Incorporation and bylaws of the Company (collectively, the “Charter Documents”), any agreement, a vote of shareholders or a resolution of directors, the Marshall Islands Business Companies Act (the “BCA”) or otherwise and (ii) shall be interpreted independently of and without reference to any other such rights to which any Indemnified Party may at any time be entitled or any limitation or constraint (whether procedural, substantive or otherwise) in the exercise by an Indemnified Party of any other rights. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of any Indemnified Party under this Agreement in respect of any action taken or omitted by such Indemnified Party in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Marshall Islands law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the BCA, the Charter Documents or this Agreement, it is the intent of the parties hereto that the Indemnified Parties shall be granted by this Agreement the greater benefits so afforded by such change. The Company will not adopt any amendment to its Charter Documents the effect of which would be to deny, diminish or encumber an Indemnified Party’s right to indemnification or advancement that are afforded under this Agreement or any contract or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                                                                 The Company hereby acknowledges that the Indemnified Parties may have certain rights to indemnification, advancement and insurance provided by one or more Persons with whom or which an Indemnified Party may be associated for certain expenses and liabilities for which an Indemnified Party may also be entitled to seek indemnification from the Company. The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort to the Indemnified Parties with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations (without regard to any rights an Indemnified Party may have against any third party), (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to the Indemnified Parties in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which an Indemnified Party may be associated to indemnify an Indemnified Party or advance Expenses or Liabilities to an Indemnified Party in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify the Indemnified Parties and advance Expenses or Liabilities to the Indemnified Parties hereunder to the fullest extent provided herein, without regard to any rights an Indemnified Party may have against any other Person with whom or which an Indemnified Party may be associated or insurer of any such Person, and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which an Indemnified Party may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. Without limiting the foregoing, in the event any other Person with whom or which an Indemnified Party may be associated or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any Company insurance policy, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event shall payment of an Indemnity Obligation by any other Person with whom or which an Indemnified Party may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which an Indemnified Party may be associated. Subject to Section 8(a), any indemnification, insurance or advancement provided by any other Person with whom or which an Indemnified Party may be associated with respect to any liability arising as a result of such Indemnified Party’s Corporate Status or capacity as an officer or director of any Person or otherwise is specifically in excess over any Indemnity Obligation of the Company or valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement.

(c)                                                                                The Company represents that it has an existing valid, binding and enforceable policy of directors’ and officers’ liability insurance, a true and complete copy of which has been provided to the Indemnitee as of the date hereof, providing liability coverage for directors and/or officers of the Company, and the Company agrees that it will maintain such policy or an equivalent policy for the duration of Indemnitee’s service as director or officer of the Company and thereafter so long as an Indemnified Party shall be subject to any pending or possible Proceeding, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated to the same extent as the Company’s indemnification and advancement obligations set forth in this Agreement. The Company shall provide Indemnitee with a copy of all director and officer liability insurance applications, binders, policies, declarations, endorsements and other related materials and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. The Company shall promptly notify the Indemnitee of any lapse, amendment or failure to renew said policy or policies or any provision thereof relating to the extent or nature of coverage provided thereunder. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall at its expense give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. In the event that the Company does not purchase and maintain in effect said policy or policies pursuant to the provisions of this Section 10(c), the Company shall, in addition to and not in limitation of the other rights granted to Indemnitee under this Agreement, hold harmless and indemnify the Indemnitee to the full extent of coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to such policy.

(d)                                 In the event of any payment under this Agreement, the Company shall not be subrogated to the rights of recovery of any Indemnified Party, including rights of indemnification provided to an Indemnified Party from any other Person with whom an Indemnified Party may be associated; provided, however, that the Company shall be subrogated to the extent of any such payment of all rights of recovery of an Indemnified Party under insurance policies of the Company or any of its subsidiaries.

Section 11.                                   Duration.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company or of any other Enterprise and shall continue thereafter so long as an Indemnified Party shall be subject to any Proceeding or Liability by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. The Company shall require any successor or assignee (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger, consolidation or otherwise), expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place by prior written agreement in form and substance reasonably satisfactory to the Company and to the Indemnified Parties.

Section 12.                                    Successors.  This Agreement shall be binding upon the Company and its successors and assigns (including any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise) and shall inure to the benefit of the Indemnified Parties and their respective heirs, executors and administrators, but this Agreement shall not otherwise be assignable or delegatable by the Company.

Section 13. Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (c) to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 14.                                   Enforcement; Entire Agreement.

(a)                                 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director, officer, employee and/or agent of the Company and/or one or more other Enterprises, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee and/or agent of the Company and/or any of such other Enterprises.

(b)                                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter Documents, the BCA and applicable law, and shall not be deemed a substitute therefor, nor diminish or abrogate any rights of Indemnitee thereunder.

Section 15.  Modification and Waiver.  No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver. In the event that the Company enters into an indemnification agreement with another director or officer of the Company containing a term or terms more favorable to an Indemnified Party than the terms contained herein (as determined by Indemnitee), the Indemnified Parties shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.

Section 16.                                   Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)                                  If to the Indemnified Parties, at the address indicated on the signature page of this Agreement or such other address as an Indemnified Party shall provide to the Company.

(b)                                 If to the Company to:

Navig8 Crude Tankers Inc

2nd Floor, Kinnaird House

1 Pall Mall East

London

SWlY 5AU

Attention: Secretary

Email: daniel@navig8group.com

Facsimile: +44-207-467-5867

With a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attention: Gary J. Wolfe

Email: wolfe@sewkis.com

Facsimile: + 1-212-480-8421

Section 17. Contribution and Partial Indemnity.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to an Indemnified Party for any reason whatsoever, the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount incurred by or on behalf of such Indemnified Party, whether for Liabilities or for Expenses, in connection with any Proceeding or other claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding or other claim in order to reflect (i) the relative benefits received by the Company and such Indemnified Party as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). If an Indemnified Party is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Liability or Expense, but not for all of the total amount thereof, the Company shall nevertheless indemnify such Indemnified Party for the portion thereof to which such Indemnified Party is entitled.

Section 18.                                  Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States of America, without regard to its conflict of laws rules. The Company and the Indemnified Parties each hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the United States District Court located in New York County, New York or a state court in New York County, New York (the “New York Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the New York Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Court has been brought in an improper or inconvenient forum. The Company hereby irrevocably appoints Navig8 America LLC, a Delaware entity, at One Gorham Island, Suite 203, Westport, CT 06880 as agent for service of process.

Section 19.                                   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 20.                                  Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 21.                                   Third Party Beneficiaries.  Each Indemnified Party shall be an express third-party beneficiary of this Agreement for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

NAVIG8 CRUDE TANKERS INC

By	/s/ Daniel Chu
Name: Daniel Chu
Title: Secretary

INDEMNITEE

/s/ Roger Schmitz
Name: Roger Schmitz
Title: Director

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